EXHIBIT 23.2

    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CenterSpan Communications Corporation (fka Trustmaster, Inc.) of our report dated January 25, 1999, relating to the financial statements for the year ended December 31, 1998, which report appears in CenterSpan Communications Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

                      /s/ PricewaterhouseCoopers LLP

Portland, Oregon
April 25, 2001